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                         FITZGERALDS GAMING CORPORATION


                                                 NEWS RELEASE
                                                 Fitzgeralds Gaming Corporation
                                                 301 E. Fremont Street
                                                 Las Vegas, Nevada 89101
                                                 (702)     388-2400
                                                 (702) 382-5562

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FOR FURTHER INFORMATION CONTACT:

Michael E. McPherson, Vice President and Chief Financial Officer  (702) 388-2224
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FOR IMMEDIATE RELEASE:
FRIDAY, MAY 14, 1999

                FITZGERALDS GAMING CORPORATION DOES NOT INTEND TO
                 MAKE INTEREST PAYMENT ON SENIOR SECURED NOTES

Las Vegas, Nev. - Fitzgeralds Gaming Corporation today announced that at a special meeting held in Las Vegas, Nevada on May 13, 1999, its Board of Directors determined that, pending a restructuring of its indebtedness, it would be in the best interest of the Company not to make the regularly scheduled interest payments on its $205 Million, 12 1/4% Senior Secured Notes due 2004 (the "Notes"). The next regularly scheduled interest payment date on the Notes is June 15, 1999.

The Company intends to initiate discussions with holders of the Notes concerning a restructuring of its indebtedness. Following the filing of the Company's quarterly report on Form 10-Q, officers of the Company will be available to discuss certain related issues during the regular quarterly conference call with holders of the Notes. The conference call is currently scheduled for 11:00 a.m. (Pacific Time) on Thursday, May 20.

The Company believes that its liquidity and capital resources are sufficient to maintain all of its normal operations at current levels during the restructuring period and does not anticipate any adverse impact on its operations, customers or employees.

The Company is a diversified multi-jurisdictional gaming holding Company that owns and operates four Fitzgeralds-brand casino-hotels, located in downtown Las Vegas, Nevada ("Fitzgeralds Las Vegas"), Reno, Nevada ("Fitzgeralds Reno"), Tunica, Mississippi ("Fitzgeralds Tunica") and Black Hawk, Colorado ("Fitzgeralds Black Hawk").



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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in the interest rates), domestic or global economic conditions, competition, fluctuations and changes in customer preferences and attitudes, changes in federal or state tax laws or the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in other jurisdictions). For more information, review the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K.
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